UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

                        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On November 13, 2008, Peoples Bancorp Inc. (“Peoples”) received notification that the United States Department of the Treasury (the “U.S. Treasury”) granted preliminary approval on November 12, 2008 for a capital investment of $39 million through the sale of senior preferred shares to the U.S. Treasury by Peoples under the U.S. Treasury’s voluntary Capital Purchase Program (“CPP”), which was created by the U.S. Treasury under the authority provided in the Emergency Economic Stabilization Act of 2008.  The Board of Directors of Peoples previously approved participation in the voluntary CPP as part of the Troubled Asset Relief Program (“TARP”) and authorized management to apply for participation in the CPP up to $39 million, or 3% of Peoples’ total risk-weighted assets, which is the maximum that Peoples is allowed to receive under the CPP.

While both Peoples and its banking subsidiary are currently well above well-capitalized ratios under applicable regulatory guidelines, management believes participation in the CPP will allow Peoples to raise additional capital to support its existing operations and provide Peoples with additional strength to lend and serve its customers during these uncertain economic times.  The stronger capital position also allows Peoples to better grow its balance sheet through expansion opportunities that could be presented in the future.

Peoples is not currently authorized to issue preferred shares under its Amended Articles of Incorporation, which is a prerequisite to participate in the CPP.  On October 31, 2008, the Board of Directors adopted a proposed amendment to Peoples’ Amended Articles of Incorporation to authorize the issuance of preferred shares, subject to shareholder approval.  The Board of Directors determined it is in the best interests of Peoples and its shareholders to call a Special Meeting of Shareholders for the purpose of considering and voting on the adoption of a proposed amendment to Peoples’ Amended Articles of Incorporation.

Peoples’ management believes accessing the TARP capital maintains the company’s competitive edge from a capital perspective, with a Total Risk-Based Capital ratio in excess of 16% after the U.S. Treasury’s capital investment, compared to 13.68% at September 30, 2008 and the minimum ratio of 10% required to be considered a well-capitalized institution.

The Board of Directors has set the date of the Special Meeting of Shareholders as December 22, 2008, with the close of business on November 10, 2008 as the record date for determining shareholders entitled to vote at the Special Meeting of Shareholders.  The approval of the holders of at least a majority of the outstanding common shares of Peoples will be necessary to adopt the proposed amendment to Peoples’ Amended Articles of Incorporation.

The voluntary CPP and TARP are designed to restore stability to the U.S. financial system.   The U.S Treasury’s term sheet describing the CPP as well as forms of the documentation to be executed by publicly-traded financial institutions, such as Peoples, participating in the CPP, are available on their website at http://www.ustreas.gov.

Peoples will file a proxy statement and the other materials with the SEC in connection with the Special Meeting of Shareholders.   Peoples’ shareholders are urged to read the proxy statement and these other materials when they become available because they will contain important information about the business to be conducted at the Special Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.
Date: November 13, 2008	By: /s/	EDWARD G. SLOANE
Edward G. Sloane
Chief Financial Officer and Treasurer